Exhibit 99.j(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Credit Suisse Trust - Commodity Return Strategy Portfolio:

We consent to the use of our report dated February 17, 2016 incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm and Counsel” in the statement of additional information.

/s/ KPMG LLP

New York, New York
April 15, 2016